Exhibit 99.1

YUM! BRANDS ANNOUNCES PRIMAVERA CAPITAL GROUP AND ANT FINANCIAL SERVICES GROUP TO MAKE STRATEGIC INVESTMENT IN YUM CHINA

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Founder of Primavera Dr. Fred Hu to Become Yum China’s Non-Executive Chairman

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Spinoff on Track to Be Completed October 31, 2016;

Yum China to be Traded on NYSE Under Ticker “YUMC”

LOUISVILLE and SHANGHAI, September 2, 2016 — Yum! Brands, Inc. (NYSE: YUM) today announced that it has entered into agreements with Primavera Capital Group, a China-based global private equity firm, and Ant Financial Services Group, one of the world’s leading online and mobile financial services providers that operates the widely used Alipay mobile payments platform, to invest a total of $460 million in Yum China, concurrent with the completion of Yum China’s spinoff from Yum! Brands.

The spinoff and concurrent completion of the Primavera and Ant Financial investments are expected to occur on October 31, 2016, with Yum China to commence trading on the New York Stock Exchange as an independent company on November 1, 2016, under the ticker symbol “YUMC.”

Under the terms of the agreements, Primavera and Ant Financial will invest $410 million and $50 million, respectively, in Yum China.  The final number of shares issued to Primavera and Ant Financial will be subject to a post closing adjustment such that the effective price will be equal to an 8% discount to the volume-weighted average trading price of Yum China’s equity value during the period commencing 31 days and ending 60 days following completion of the spinoff (subject to a collar mechanism limiting the minimum and maximum shares to be issued).  Primavera and Ant Financial will also receive two tranches of warrants to acquire shares of Yum China common stock reflecting approximately 2% equity ownership interest (in the aggregate) in each tranche to be exercisable in the five-year period following the issuance of those warrants, with strike prices correlating to equity values of $12 billion and $15 billion.

The Company also announced that founder of Primavera Dr. Fred Hu, former Chairman of Greater China at Goldman Sachs, will become Non-Executive Chairman of the Board of Yum China.

“We have long admired the Yum China business and are looking forward to collaborating with the Board and management to realize the company’s full potential,” said Dr. Hu of Primavera.  “Yum China is an established leader in the retail and restaurant industry which we believe is poised for continued strong growth and unit expansion as cities across China invest in new transportation hubs, shopping malls and other physical and electronic infrastructure that will support consumption.  I look forward to leading the Board of Directors of Yum China in its new and exciting chapter as an independent company.”

“Through this collaboration, we aim to help Yum China provide world-class mobile payment services for tens of millions of customers across its brands.  These services include hassle-free Alipay for customers to help shorten queues at the cashier as well as membership solutions for Yum China designed to help manage their customer relations and promotions,” said Eric Jing, President of Ant Financial Services Group.  “Leveraging our Big Data capabilities, KFC and Pizza Hut witnessed promising marketing results through their promotion on multiple Ant Financial platforms.  We look forward to further collaborating with Yum China in the future.”

“Primavera and Ant Financial both have deep insights into the rapid urbanization and digital transformation which is driving the evolution of China’s economy, and we are excited about their investment into Yum China,” said Micky Pant, Chief Executive Officer of Yum China.  “The investment is a clear endorsement of our business strategy and growth potential, and their diverse experience and relationships will be extremely beneficial.  Dr. Hu’s extensive market insights and experience scaling businesses in China will be invaluable as we move to expand the footprint of our brands.  In addition, Yum China is already the leading restaurant company for cashless payment systems in China, and we expect Ant Financial can provide further unique insights to help us better connect with consumers through mobile technology.”

“The investments from Primavera and Ant Financial in Yum China mark another important milestone in our plans to separate the China business and create a solid foundation for Yum China as it prepares to become an independent restaurant powerhouse,” said Greg Creed, Chief Executive Officer of Yum! Brands.  “We look forward to partnering with Primavera and Ant Financial to drive long-term growth at Yum China and welcome Dr. Hu as Non-Executive Chairman of Yum China.  I’m pleased that the spinoff remains on track for completion on October 31 and look forward to sharing additional details on the transformative initiatives we are undertaking as we become a more heavily franchised company at our New York investor conference on Tuesday, October 11.”

Primavera has an established track record of supporting successful, high-growth companies in China whose business models benefit from rising consumption and the adoption of urban lifestyles.  Its investments include Alibaba Group Holding Ltd. (NYSE: BABA) and Ant Financial, among many others.  Ant Financial is an online and mobile financial services firm and digital payments network provider in China.

The closing of the investments are subject to completion of the spinoff and other customary closing conditions.

Goldman, Sachs & Co. is serving as financial advisor and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to Yum! Brands and Yum China.  PJT Partners is serving as an independent financial advisor to Yum! Brands’ Board of Directors.  Simpson Thacher & Bartlett LLP and Fangda Partners are serving as legal advisors to Primavera and Ant Financial.

About Yum China Holdings

Yum China Holdings will become a licensee of Yum! Brands in Mainland China.  It will have exclusive rights to KFC, China’s leading quick-service restaurant concept, Pizza Hut, the leading casual dining brand, and Taco Bell, which is expanding globally but is not yet in China.

The new company will be well positioned for growth thanks to its strong financial position, established brand identity, extensive and expanding footprint and operational expertise.  It will have a strong capital position, no debt and significant sales and profit potential from its existing restaurants.  KFC and Pizza Hut have more than 7,200 restaurants in over 1,000 cities in China and generated over $8 billion in system sales and approximately $1 billion in EBITDA in 2015.  The growth of consumption in China is being fueled by a new generation of younger consumers who are digitally sophisticated and brand driven.  The additional growth of the urban population in China is expected to create the world’s largest market for restaurant brands, with Yum China as the clear leader.

About Yum! Brands

Yum! Brands, Inc., based in Louisville, Kentucky, has nearly 43,000 restaurants in almost 140 countries and territories.  Yum! is ranked #218 on the Fortune 500 List with revenues of over $13 billion in 2015 and is one of the Aon Hewitt Top Companies for Leaders in North America.  The Company’s restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories.  Worldwide, the Yum! Brands system opens over six new restaurants per day on average, making it a leader in global retail development.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication contain “forward-looking statements.”  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  These statements often include words such as “may,” “will,” “estimate,” “intend,” “seek,” “expect,” “project,” “anticipate,” “believe,” “plan,” “could,” “target,” “predict,” “likely,” “should,” “forecast,” “outlook,” “model,” “ongoing” or other similar terminology.  Forward-looking statements are based on our current expectations, estimates, assumptions or projections concerning future results or events, including, without limitation, the planned Separation of the Yum and Yum China businesses, the timing of any such Separation, the Investment, the closing of the Investment, or the future earnings and performance as well as capital structure of Yum or any of its businesses, including the Yum and Yum China businesses on a standalone basis if the Separation is completed.  Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements.  We cannot assure you that any of our expectations, estimates or projections will be achieved.  Factors that could cause actual results and events to differ materially from our expectations and forward-looking statements are included in reports filed with the SEC by Yum from time to time, including those discussed under the heading “Risk Factors” in our most recently filed reports on Form 10-K and 10-Q.  You should not place undue reliance on forward-looking statements, which speak only as of the date hereof.  We are not undertaking to update any of these statements.